UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2020 (January 7, 2020)

Clovis Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35347	90-0475355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5500 Flatiron Parkway, Suite 100 Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock par Value $0.001 per Share	CLVS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On January 8, 2020, Clovis Oncology, Inc. (the “Company”) consummated its previously announced registered direct offering (the “Share Offering”) of an aggregate of 17,777,679 shares (the “Shares”) of its common stock at a price of $9.25 per share to a limited number of holders (the “Holders”) of its 4.50% Convertible Senior Notes due 2024 (the “2024 Notes”). The Company used the proceeds of the Share Offering to repurchase from such Holders an aggregate of $123,417,000 principal amount of its 2024 Notes in privately negotiated transactions. The offer and sale of the Shares were made pursuant to the Company’s Registration Statement on Form S-3, Registration No. 333-235536, filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the prospectus supplement thereunder related to the Share Offering.

On January 7, 2020, the Company issued a press release announcing the pricing of the Share Offering which is attached hereto as Exhibit 99.1, the text of which is incorporated herein by reference.

A copy of the opinion of Willkie Farr & Gallagher LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

5.1	Opinion of Willkie Farr & Gallagher LLP

23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1)

99.1	Press release of Clovis Oncology, Inc., issued January 7, 2020

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2020

CLOVIS ONCOLOGY, INC.

By:	/s/ Paul Gross
Name:	Paul Gross
Title:	Executive Vice President, General Counsel and Chief Compliance Officer